Exhibit 99
STATEMENT ON GOVERNOR GUINN FROM JAMES MURREN, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, MGM RESORTS INTERNATIONAL
July 22, 2010
All of us in the MGM Resorts family are stunned and saddened to learn of Governor Guinn’s sudden passing.
He has been a great friend and invaluable resource for our company and community. Kenny led a life of enormous accomplishment as a trusted leader both in the private and public sectors. He made critical contributions to our community in business, education and government.
I considered him a mentor and a friend, and I will miss him deeply.
On behalf of the entire company, our heartfelt prayers go out to Dema and the Guinn family.